Exhibit 99.1

TeraWulf Reports Fourth Quarter and Full Year 2022 Results and Provides Operational Update

Built 110 MW of mining infrastructure, with another 50 MW targeted in Q2 2023.

Exited 2022 with 18,000 deployed miners with 2.0 EH/s of hash rate capacity.

Self-mined 524 Bitcoin in 2022 and 810 Bitcoin since inception through February 2023.

Expects to nearly triple hash rate to 5.5 EH/s and 160 MW at existing sites in Q2 2023.

Reiterates targeted blended cost of power of $0.035 per kilowatt hour across its two sites.

EASTON, Md.--(BUSINESS WIRE)--March 30, 2023--TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), which owns and operates vertically integrated, domestic bitcoin mining facilities powered by more than 91% zero-carbon energy, today announced its financial results for the fourth quarter and year ended December 31, 2022 and provided an operational update.

Full Year 2022 and Recent Operational and Financial Highlights

  Generated revenue of $15.0 million and self-mined 524 Bitcoin in 2022.
  Commenced mining at the Company’s wholly owned Lake Mariner facility in March 2022, with operational capacity of 60 MW and a fleet of 18,000 miners, comprised of 13,000 self-miners and 5,000 hosted miners, as of February 28, 2023.
  Commenced mining at the Nautilus Cryptomine facility in February 2023, a joint venture with Cumulus Coin, LLC and the first behind the meter bitcoin mining facility powered by 100% nuclear power in the U.S., with operational capacity of 25 MW and a fleet of 8,000 self-miners as of February 28, 2023.
  Achieved a total self-mining hash rate of 1.4 EH/s as of December 31, 2022 and 2.6 EH/s as of February 28, 2023, representing an increase of 86% in just two months.
  Restructured miner purchase agreements with Bitmain, unlocking substantial deposits and completing the procurement of miners needed to fully utilize 160 MW of mining capacity.
  Entered into a beneficial debt restructuring with existing lenders to eliminate principal payments and defer amortization to April 2024 with ability to extend cash flow sweep mechanism to maturity.
  Raised the final amount of growth capital needed to achieve 160 MW and 5.5 EH/s of bitcoin mining capacity across its two facilities, which the Company expects to be fully energized in Q2 2023.

Management Commentary

“Despite the challenging macro backdrop, 2022 was a transformational year for TeraWulf and we made significant progress on our strategic plan to build the preeminent low-cost, zero-carbon bitcoin miner,” stated Paul Prager, Founder and Chief Executive Officer of TeraWulf. “We commenced mining in March 2022, completed the construction and commissioning of 110 MW of world-class mining facilities in NY and PA, restructured our debt, and raised the last amount of external capital needed to achieve 160 MW and 5.5 EH/s of sustainable, low-cost bitcoin mining capacity.”

Patrick Fleury, TeraWulf’s Chief Financial Officer stated, “We are pleased with the financial performance of our first full year as a public company. While steadfastly focused on completing construction of our two bitcoin facilities, we remained financially nimble and reached a number of crucial financial milestones to improve the company’s liquidity position and increase financial flexibility, with the goal of achieving positive free cash flow once we are fully ramped to 160 MW.”

“Looking ahead, we plan to leverage our low-cost infrastructure to expand our self-mining hash rate at our existing sites, while also evaluating potential consolidation opportunities that enable us to grow our mining capacity in a financially responsible manner,” added Kerri Langlais, Chief Strategy Officer of TeraWulf.

Production and Operations Update

As of February 28, 2023, the Company had a self-mining hash rate of 2.6 EH/s with a total of approximately 26,000 miners deployed, comprised of 18,000 operational miners at the Lake Mariner facility (13,000 self-miners and 5,000 hosted miners) and approximately 8,000 self-miners at the Nautilus facility.

TeraWulf is currently expanding mining operations at its wholly owned Lake Mariner facility in New York with the addition of Building 2, which is expected to increase the facility’s operational capacity from 60 MW currently to 110 MW in Q2 2023. The Company has the ability to expand mining capacity at Lake Mariner by an additional 80 MW, for a total of 190 MW, in the near term.

The Company expects its full share in phase one of the Nautilus facility – 50 MW and 1.9 EH/s – to also be online in Q2 2023. TeraWulf has the option to add an additional 50 MW of bitcoin mining capacity at the Nautilus facility, for a total of 100 MW, which TeraWulf plans to deploy in future phases.

Across its two sites, the Company expects to have a total operational capacity of 50,000 miners (5.5 EH/s) in Q2 2023, representing approximately 160 MW of net mining infrastructure.

Fourth Quarter and Calendar 2022 Financial Results

Revenue in the fourth quarter of 2022 increased 146% to $9.6 million compared to $3.9 million in the third quarter of 2022. The increase is attributable to the significant increase in mining operations at the Lake Mariner facility following the August 2022 energization of Building 1 (50 MW), bringing online capacity at Lake Mariner from 10 MW to 60 MW and the introduction of a profit share component to short-term hosting agreements. Lake Mariner commenced mining operations in March 2022 and revenue for the full year 2022 was $15.0 million.

Cost of revenue as a percentage of revenue decreased to 55% in the fourth quarter of 2022 compared to 134% in the third quarter of 2022 primarily driven by improved miner fleet efficiency, and the normalization of unusually high NYISO Zone A energy prices. Cost of revenue for the full year 2022 was $11.1 million or 74% as a percentage of revenue.

Cost of Operations in the fourth quarter of 2022 increased by 46% to $17.7 million compared to $12.1 million in the third quarter of 2022. The increase in Cost of Operations was primarily driven by higher depreciation expenses, and higher Selling, General and Administrative expenses associated with scaling mining operations at the Lake Mariner facility in the fourth quarter of 2022. Cost of Operations was $47.7 million for the full year 2022. The Company continues to execute on its previously announced efforts to reduce operating expenses, with the target of decreasing cash operating costs by 25% over time.

Fourth Quarter and 2022 Financial Results Conference Call

As previously announced, TeraWulf will host a conference call today, Thursday, March 30, 2023, at 5:00 p.m. Eastern Time to discuss its financial results for the fourth quarter and full year 2022 and provide a business and operational update. The conference call will be broadcast live and will be available for replay via “Events & Presentations” under the “Investors” section of the Company’s website at https://investors.terawulf.com/events-and-presentations/.

About TeraWulf

TeraWulf (Nasdaq: WULF) owns and operates vertically integrated, environmentally clean Bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company currently has two Bitcoin mining facilities: the wholly owned Lake Mariner facility in New York, and Nautilus Cryptomine facility in Pennsylvania, a joint venture with Cumulus Coin, LLC. TeraWulf generates domestically produced Bitcoin powered by nuclear, hydro, and solar energy with a goal of utilizing 100% zero-carbon energy. With a core focus on ESG that ties directly to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, RM 101 f/k/a IKONICS Corporation and/or the business combination; (11) the ability to recognize the anticipated objectives and benefits of the business combination; (12) potential differences between the unaudited results disclosed in this release and the Company’s final results when disclosed in its Annual Report on Form 10-K as a result of the completion of the Company’s final adjustments, annual audit by the Company’s independent registered public accounting firm, and other developments arising between now and the disclosure of the final results; and (13) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

TERAWULF INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2022 AND 2021 (In thousands, except number of shares, per share amounts and par value) (Unaudited)

	December 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,279	$43,448
Restricted cash	7,044	3,007
Digital currency, net	183	—
Prepaid expenses	5,095	1,494
Amounts due from related parties	—	647
Other current assets	543	108
Current assets held for sale	—	19,348
Total current assets	14,144	68,052
Equity in net assets of investee	98,741	104,280
Property, plant and equipment, net	191,521	91,446
Right-of-use asset	11,944	1,024
Other assets	1,337	109
TOTAL ASSETS	$317,687	$264,911

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$21,862	$11,791
Accrued construction liabilities	2,903	3,892
Other accrued liabilities	14,963	3,771
Share based liabilities due to related party	14,583	12,500
Other amounts due to related parties	3,295	60
Contingent value rights	10,900	12,000
Current portion of operating lease liability	42	88
Insurance premium financing payable	2,117	—
Convertible promissory notes	3,416	—
Current portion of long-term debt	51,938	—
Current liabilities held for sale	—	1,755
Total current liabilities	126,019	45,857
Operating lease liability, net of current portion	947	992
Deferred tax liabilities, net	—	256
Long-term debt	72,967	94,627
TOTAL LIABILITIES	199,933	141,732

Commitments and Contingencies (See Note 12)

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value, 25,000,000 authorized at December 31, 2022 and 2021; 9,566 and 0 shares issued and outstanding at December 31, 2022 and 2021, respectively	10,056	—
Common stock, $0.001 par value, 200,000,000 authorized at December 31, 2022 and 2021; 145,492,971 and 99,976,253 issued and outstanding at December 31, 2022 and 2021, respectively	145	100
Additional paid-in capital	294,810	218,762
Accumulated deficit	(187,257)	(95,683)
Total stockholders' equity	117,754	123,179
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$317,687	$264,911

TERAWULF INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND THE PERIOD

FEBRUARY 8, 2021 (DATE OF INCEPTION) TO DECEMBER 31, 2021

(In thousands, except number of shares and loss per common share)

(Unaudited)

		Period February 8, 2021 (date of
	Year Ended	inception) to
	December 31, 2022	December 31, 2021

Revenue	$15,033	$—
Cost of revenue (exclusive of depreciation shown below)	11,083	—
Gross profit	3,950	—

Cost of operations:
Operating expenses	2,038	104
Operating expenses - related party	1,248	960
Selling, general and administrative expenses	22,770	23,759
Selling, general and administrative expenses - related party	13,280	18,576
Depreciation	6,667	—
Realized gain on sale of digital currency	(569)	—
Impairment of digital currency	1,457	—
Loss on nonmonetary miner exchange	804	—
Total cost of operations	47,695	43,399

Operating loss	(43,745)	(43,399)
Interest expense	(24,679)	(2,255)
Loss on extinguishment of debt	(2,054)	—
Loss before income tax and equity in net loss of investee	(70,478)	(45,654)
Income tax benefit	256	615
Equity in net loss of investee, net of tax	(15,712)	(1,538)
Loss from continuing operations	(85,934)	(46,577)
Loss from discontinued operations, net of tax	(4,857)	(49,106)
Net loss	(90,791)	(95,683)
Preferred stock dividends	(783)	—
Net loss attributable to common stockholders	$(91,574)	$(95,683)

Loss per common share:
Continuing operations	$(0.78)	$(0.55)
Discontinued operations	(0.04)	(0.58)
Basic and diluted	$(0.82)	$(1.13)

Weighted average common shares outstanding:
Basic and diluted	110,638,792	85,200,032

TERAWULF INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND THE PERIOD

FEBRUARY 8, 2021 (DATE OF INCEPTION) TO DECEMBER 31, 2021

(In thousands)

(Unaudited)

	Year Ended	Period February 8, 2021 (date of inception) to
	December 31,	December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(90,791)	$(95,683)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt issuance costs, commitment fees and accretion of debt discount	11,676	921
Related party expense to be settled with respect to common stock	2,083	12,500
Common stock issued for interest expense	82	—
Stock-based compensation expense	1,568	—
Depreciation	6,667	—
Amortization of right-of-use asset	303	52
Increase in digital currency from mining	(10,810)	—
Impairment of digital currency	1,457	—
Realized gain on sale of digital currency	(569)	—
Proceeds from sale of digital currency	9,739	—
Loss on nonmonetary miner exchange	804	—
Loss on extinguishment of debt	2,054	—
Deferred income tax benefit	(256)	(615)
Equity in net loss of investee, net of tax	15,712	1,538
Loss from discontinued operations, net of tax	4,857	49,106
Changes in operating assets and liabilities:
Increase in prepaid expenses	(3,601)	(1,489)
Decrease (increase) in amounts due from related parties	815	(647)
Increase in other current assets	(46)	(113)
Increase in other assets	(994)	(109)
Increase in accounts payable	10,197	9,729
Increase in other accrued liabilities	5,916	3,605
Increase in other amounts due to related parties	700	60
Increase in operating lease liability	175	4
Net cash used in operating activities from continuing operations	(32,262)	(21,141)
Net cash used in operating activities from discontinued operations	(1,804)	(2,958)
Net cash used in operating activities	(34,066)	(24,099)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of a business, net of cash acquired	—	(10,280)
Investments in joint venture, including direct payments made on behalf of joint venture	(46,172)	(93,911)
Reimbursable payments for deposits on plant and equipment made on behalf of a joint venture or joint venture partner	(11,741)	(56,057)
Reimbursement of payments for deposits on plant and equipment made on behalf of a joint venture or joint venture partner	11,716	56,057
Reimbursement from joint venture partner for deposits on plant and equipment contributed to the joint venture	—	11,850
Purchase of and deposits on plant and equipment	(61,116)	(109,072)
Proceeds from sale of net assets held for sale	13,266	—
Net cash used in investing activities	(94,047)	(201,413)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of issuance costs paid of $38 and $0	22,462	118,276
Proceeds from insurance premium financing	7,041	—
Principal payments on insurance premium financing	(4,924)	—
Proceeds from issuance of promissory notes to stockholders	3,416	25,000
Repayment of promissory notes to stockholders	—	(25,000)
Proceeds from issuance of common stock, net of issuance costs paid of $142 and $0	47,326	104,376
Proceeds from warrant issuances in conjunction with equity offerings	5,700	—
Proceeds from issuance of preferred stock	9,566	49,315
Proceeds from issuance of convertible promissory note	14,700	—
Principal payments on convertible promissory note	(15,306)	—
Net cash provided by financing activities	89,981	271,967

Net change in cash and cash equivalents and restricted cash	(38,132)	46,455
Cash and cash equivalents and restricted cash at beginning of period	46,455	—
Cash and cash equivalents and restricted cash at end of period	$8,323	$46,455

Cash paid during the period for:
Interest	$13,989	$252
Income taxes	$—	$—

Contacts

Sandy Harrison
harrison@terawulf.com
(410) 770-9500